EXHIBIT 4.1

Specimen Stock Certificate

SPECIMEN	SPECIMEN	SPECIMEN
Number 1234567	STATEWIDE LIFE & HEALTH, INC.	Shares ***99,999***
COMMON STOCK	Par Value $.001 INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA	COMMON STOCK CUSIP 85765U109 SEE REVERSE FOR CERTAIN DEFINITIONS

***Shareholder Name 1XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXEND***

***Shareholder Name 2XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXEND***

THIS CERTIFIES THAT     ***Shareholder Name 3XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXEND***

***Shareholder Name 4XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXEND***

Reg descript if applicable

is the Owner of *** Ninety-Nine Thousand Nine Hundred Ninety-Nine ***
FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
STATEWIDE LIFE & HEALTH, INC

Transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Dated: October 17, 2011 COUNTERSIGNED AND REGISTERED: EMPIRE STOCK TRANSFER, INC. Transfer Agent and Registrar By: ___________________________________ AUTHORIZED SIGNATURE SPECIMEN	CORPORATE SEAL	_____________ _______________ Secretary President SPECIMEN